EXHIBIT 28(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A, Post-Effective Amendment No. 30 to File No. 33-40771; Amendment No. 37 to File No. 811-05502) of Comstock Funds, Inc. of our report dated June 19, 2009 included in the 2009 annual report to shareholders.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 26, 2009